Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement / Prospectus.

On October 12, 2020 AMCI, Merger Sub and Advent, entered into the original Merger Agreement, pursuant to which Merger Sub merged with and into the Advent, effective as of February 4 2021, for an aggregate value equal to $250,000,000 minus the amount of the Closing Net Indebtedness, with each share of New Advent common stock valued for such purposes at $10.00. Advent survived the Business Combination as a wholly owned subsidiary of AMCI, and AMCI was renamed to “Advent Technologies Holdings, Inc.”

References to Merger Agreement are construed to refer to the Merger Agreement noted above as amended on October 19, 2020 to remove the requirement for AMCI to cash-out all outstanding Warrants and amended again on December 31, 2020 to (a) reduce the size of the board of directors of the Combined Entity following the Business Combination from nine members to seven members, (b) increase the amount of aggregate cash bonus payments to be made in connection with Closing from $2,955,208 to $4,995,202, and (c) amend certain terms of the form of employment agreement of Christos Kaskavelis.

The following unaudited pro forma condensed combined financial statements of AMCI present the combination of the financial information of AMCI and Advent adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of AMCI and the historical balance sheet of Advent on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of AMCI and Advent for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Advent with and into Merger Sub, a wholly owned subsidiary of AMCI, with Advent surviving the merger as a wholly owned subsidiary of AMCI;
•	the redemption of 5,864,053 AMCI’s Class A common stock at a redemption price of $60 million, as a result of the voting for the amendment and extension of the certificate of incorporation of AMCI;
•
the redemption of 1,606 shares of AMCI’s Class A common stock at a price of approximately $10.30 per share, for an aggregate of $16,536, in connection with the consummation of the Business Combination;

•
the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at a purchase price of $10.00 per share, for an aggregate of $65 million, in the PIPE pursuant to the Subscription Agreement; and

•	the issuance and sale of 400,000 Working Capital Warrants at a price of $1.00 per Warrant.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on AMCI’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the (i) historical audited financial statements of AMCI as of and for the year ended December 31, 2019 and (ii) historical condensed unaudited financial statements of AMCI as of and for the nine month period ended September 30, 2020 and the related notes, in each case, incorporated by reference into this Current Report on Form 8-K;

•	the (i) historical audited consolidated financial statements of Advent as of and for the year ended December 31, 2019 and (ii) historical condensed unaudited consolidated financial statements of Advent as of and for the nine month period ended September 30, 2020 and the related notes, in each case, incorporated by reference into this Current Report on Form 8-K; and

•
other information relating to AMCI and Advent contained in the Proxy Statement / Prospectus, including the merger agreement and the description of certain terms thereof set forth under “The Business Combination”.

After giving effect to the redemption of the Class A public shares, Advent’s shareholders hold 25,033,398 shares of AMCI common stock immediately after the Closing, which approximates a 54% ownership level.

Stockholder
	%	No. shares
Advent	54.3	25,033,398
Public	19.6	9,059,530
Sponsor	5.4	2,474,009
AMCI’s executive management	1.1%	485,000
Other AMCI holders	5.5	2,554,010
PIPE Investors	14.1	6,500,000
Total	100%	46,105,947

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination reflect that (i) there are no adjustments for the outstanding public, private placement or working capital warrants issued by AMCI; (ii) Advent’s Closing Net Indebtedness was ($334,359.63), computed as debt less cash and cash equivalents, immediately prior to the Closing; (iii) no awards were issued under the Equity Incentive Plan, and (iv) AMCI did not engage in any kind of equity financing prior to the Closing, other than the $65 million PIPE investment described above.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AMCI is treated as the acquired company and Advent is treated as the acquirer for financial statement reporting purposes. Advent has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Advent’s existing stockholders have the greatest voting interest in the Combined Entity with 54% voting interest;

•	the largest individual minority stockholder of the Combined Entity is an existing stockholder of Advent;

•	Advent’s appointed directors represent five out of seven board seats for the Combined Entity’s board of directors;

•	Advent selects all senior management (executives) of Combined Entity;

•	Advent’s senior management comprise the majority of the senior management of the Combined Entity; and

•	Advent operations are the only continuing operations of the Combined Entity.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of AMCI following the completion of the merger. The unaudited pro forma adjustments represent AMCI’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
	As of September 30, 2020				As of September 30, 2020
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$109,940	$929,283	$134,138,419	A	$135,177,642
Inventories	—	107,350	—		107,350
Accounts receivable, net	—	209,845	—		209,845
Contract assets	—	128,608	—		128,608
Prepaid expenses	—	2,106	—		2,106
Other current assets	—	298,922	—		298,922
Prepaid Expenses and other current assets	25,722	—	—		25,722
Total current assets	135,662	1,676,114	134,138,419		135,950,195
Cash and investments held in Trust Account	153,781,268	—	(153,781,268)	B	—
Property and equipment	—	162,899	—		162,899
Other assets	—	130	—		130
Total Assets	$153,916,930	$1,839,143	$(19,642,849)		$136,113,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	57,810	—	(57,810)	C	—
Trade and other payables	—	363,261	—		363,261
Due to related parties		1,038,148			1,038,148
Accrued Expenses	10,903	—	(10,903)	C	—
Franchise tax payable	30,050	—	(30,050)	C	—
Income Tax payable	18,225	196,122	(18,225)	C	196,122
Promissory Note	2,330,304	—	(2,330,304)	C	—
Contract Liabilities	—	11,102	—		11,102
Other current liabilities	—	423,258	409,591	I, E	832,849
Deferred income from grants, current	—	177,221	—		177,221
Total current liabilities	2,447,292	2,209,112	(2,037,701)		2,618,703
Deferred underwriting fees	7,718,227	—	(7,718,227)	D	—
Provision for staff leave indemnities	—	32,967	—		32,967
Deferred income from grants, non -current		131,370			131,370
Other long term liabilities	—	18,733			18,733

Total liabilities	10,165,519	2,392,182	(9,755,928)		2,801,773
Commitments
Class A common stock subject to possible redemption	138,751,410	—	(138,751,410)	K	—
Stockholders Equity
Class A common stock	146	—	4,471	L	4,617
Class B common stock	551	—	(551)	N	—
Common Stock (Advent)	—	3,016	(3,016)	O	—
Preferred stock series A (Advent)	—	844	(844)	O	—
Preferred stock series seed (Advent)	—	2,096	(2,096)	O	—
Additional paid-in capital	2,490,372	10,534,202	141,913,000	O	154,937,574
Accumulated other comprehensive income	—	105,315			105,315
Retained earnings	2,508,932		(2,508,932)	Q	—
Accumulated Deficit (Advent)	—	(11,198,513)	(10,537,542)	R	(21,736,055)
Total stockholders Equity	5,000,001	(553,040)	128,864,489		133,311,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,916,930	$1,839,143	$(19,642,849)		$136,113,224

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER, 2020
(in thousands, except share and per share data)
	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$—	$526,032	$—		$526,032
Cost of revenues	—	(374,430)	—		(374,430)
Income from grants		159,182	—		159,182
Administrative and selling expenses	—	(1,636,449)	(1,113,036)	(CC)	(2,749,485)
Research and development	—	(81,273)	—		(81,273)
Operating Costs	(924,742)	—	90,000	(AA)	(834,742)
Franchise tax expense	(158,794)	—	—		(158,794)
Other operating expenses	—	(4,614)			(4,614)
Loss from operations	(1,083,536)	(1,411,553)	(1,023,036)		(3,518,125)
Other income - dividends and interest	832,809	—	(832,809)	(DD)	—
Finance costs	—	(4,749)	—		(4,749)
Foreign exchange differences, net	—	(26,584)	—		(26,584)
Other income	—	25,545	—		25,545
Other expenses		(697)			(697)
(Loss) Income before provision for income tax	(250,727)	(1,418,037)	(1,855,845)		(3,524,610)
Provision for income tax	(420,868)	—	420,868	(EE)	—
Net (loss) income	$(671,595)	$(1,418,037)	$(1,434,977)		$(3,524,610)
Weighted average number of common shares outstanding, basic and diluted	6,753,460				46,105,947
Basic and diluted net loss per share	$(0.13)				$(0.076)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)
	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2019
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$620,168	$—		$620,168
Cost of revenues	—	(397,393)	—		(397,393)
Income from grants	—	601,945	—		601,945
Research and development	—	(124,728)	—		(124,728)
Administrative and selling expenses	—	(863,573)	(1,305,000)	(CC)	(2,168,573)
Operating Costs	(439,017)		120,000	(AA)	(319,017)
Franchise tax expense	(257,540)	—	—		(257,540)
Other operating expenses	—	(10,156)	—		(10,156)
Loss from operations	(696,557)	(173,737)	(1,185,000)		(2,055,294)
Other income - dividends and interest	4,638,361	(4,638,361)		(DD)	—
Finance costs	—	(72,117)	—		(72,117)
Finance costs- Related Parties	—	(34,541)	—		(34,541)
Foreign exchange differences, net	11,883	11,883	11,883
Other income	—	568	—		568
Other expenses		(2,483)			(2,483)
(Loss) Income before provision for income tax	3,941,804	(270,427)	(5,823,361)		(2,151,984)
Provision for income tax	(1,068,915)	(87,827)	1,068,915	(EE)	(87,827)
Net (loss) income	2,872,889	(358,254)	(4,754,446)		(2,239,811)
Weighted average number of common shares outstanding, basic and diluted	6,695,864				46,105,947
Basic and diluted net loss per share	$(0.05)				$(0.049)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, AMCI is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Advent Technologies Inc. issuing stock for the net assets of AMCI, accompanied by a recapitalization. The net assets of AMCI are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	AMCI’s condensed unaudited balance sheet as of September 30, 2020 and the related notes incorporated by reference into this Current Report on Form 8-K; and

•	Advent’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes incorporated by reference into this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	AMCI’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this proxy statement/ prospectus/ registration statement; and

•	Advent’s audited statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this proxy statement/ prospectus/ registration statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	AMCI’s condensed unaudited consolidated statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference into this Current Report on Form 8-K; and

•
Advent’s unaudited interim condensed consolidated statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference into this Current Report on Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Merger Agreement are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the merger based on information available to Management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AMCI and Advent.

2.	Accounting Policies and Reclassifications

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. AMCI and Advent Technologies Inc. have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

Investment held in Trust Account	$93,359,737	(B)
Net proceeds from subscription agreement	65,000,000	(J)
Settlement of AMCI’s current liabilities	(2,447,292)	(C)
Payment of deferred underwriter fees	(7,718,227)	(D)
Payment of transaction costs for Advent	(3,785,206)	(E)
Payment of transaction costs for AMCI	(4,740,442)	(F)
Payment of unrecognized contingent liability	(234,948)	(G)
Transaction bonus payments	(4,995,202)	(H)
One time signing bonus to executives	(700,000)	(I)
Sponsor’s working capital loan	400,000	(S)
Total	$134,138,419	(A)

(B)
Reflects the reclassification of the remaining amount of $93,359,737 of cash and cash equivalents held in the Trust Account that becomes available following the merger, after giving effect to (i) the redemption of 5,864,053 AMCI’s Class A common stock at a redemption value of $60,404,995 resulted from the voting for the amendment and extension of AMCI’s incorporation certificate and (ii) the redemption of 1,606 shares of AMCI’s Class A common stock at a redemption value of $16,536 resulted in connection with the consummation of the Business Combination.

(C)
Reflects the repayment of AMCI’s current liabilities of $2,447,292, upon close of the Business Combination. Subsequent to September 30, 2020, AMCI drew an additional $35,344 from the promissory note, and as a result, the cash and current liabilities accounts each increase by $35,344; as part of the Business Combination the additional current liability will be repaid.

(D)	Reflects the payment of $7,718,227 of deferred underwriters’ fees incurred during the AMCI initial public offering due upon completion of the Business Combination.

(E)
Represents transaction costs incurred by Advent of approximately $3,785,206 for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $3,785,206 with a corresponding decrease in accumulated deficit of $3,494,797 and a decrease in other current liabilities of $290,409 related to the accrued costs. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(F)
Represents transaction costs and underwriting costs incurred by AMCI of approximately $4,740,442. These costs consist of $3,275,000 that were capitalized and offset against proceeds of the PIPE and $1,465,442 for advisory, banking, printing, legal and accounting fees that are not capitalized as part of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $4,368,925 with a corresponding decrease of $3,275,000 in additional paid in capital and $1,465,442 in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(G)
Reflects the payment of AMCI’s deferred unrecognized contingent liability of $234,948, payable at the consummation of the Business combination. The unaudited pro forma condensed combined balance sheet reflects this cost as a reduction of cash of $234,948 with a corresponding decrease of $234,948 in retained earnings. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(H)	Reflects Combined Entity’s Transaction Bonus Agreements with Advent’s management team for aggregate cash bonus payments of $4,995,202 payable in connection with the Closing.

(I)
Represents one time signing bonus of an aggregate amount of $ 1,400,000 to the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer and General Counsel of the Combined Entity, payable in two equal installments, with the first being payday following the Closing, and the second one payday following the first anniversary of the Closing. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $700,000 and an increase in other current liabilities of $700,000.

(J)
Reflects the proceeds of $65 million from the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at $10.00 per share pursuant to the subscription agreements entered on December 22, 2020 (($650 Class A common stock (L) and $64,999,350 at additional paid-in capital (O)).

(K)
Reflects the redemption of $60,404,995 of AMCI Class A common stock on October 16, 2020, the redemption of $16,536 of AMCI Class A common stock on February 2, 2021 and the reclassification of the remaining $78,329,879 of AMCI Class A common stock subject to possible redemption to permanent equity ($761 Class A common stock (L) and $78,329,118 at additional paid-in capital (O)).

(L)	Represents pro forma adjustments to the AMCI Class A common stock balance to reflect the following:

Reclassification of AMCI common stock subject to redemption	$761	(K)
Issuance of AMCI Class A common stock from subscription agreement	650	(J)
Recapitalization between Advent Common Stock and AMCI Common Stock	2,509	(M)
Conversion of AMCI’s Class B common stock to Class A common stock	551	(N)
	$4,471	(L)

(M)	Represents recapitalization of common shares between Advent common stock and AMCI common stock.

(N)	Reflects the reclassification of AMCI’s Class B common stock to Class A common stock on Closing.

(O)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

Reclassification of AMCI Class A common stock subject to redemption	$78,329,118	(K)
Issuance of AMCI Class A common stock from subscription agreement	64,999,350	(J)
Payment of estimated underwriting fees for the private placement	(3,275,000)	(F)
Recapitalization between Advent Common Stock and AMCI Common Stock	$(2,509)	(M)
Recognition of Advent’s unrecognized share-based compensation cost	$456,085	(P)
Advent’s equity reclassification adjustment	$5,956
	$141,913,000	(O)

(P)
Represents the recognition of Advent’s unrecognized compensation cost related to non-vested share-based compensation arrangements of the Stock Grant Programs that become fully vested on the Business Combination.

(Q)
Elimination of AMCI’s historical retained earnings after recording (i) the transaction costs to be incurred by AMCI as described in note 3(F), (ii) the unrecognized contingent liability of AMCI as described in note 3(G), and (iii) issuance and sale of Working Capital Warrants as described in note 3(S).

(R)	Represents pro forma adjustments to Accumulated Deficit balance to reflect the following:

Payment of Advent’s transaction costs	$(3,494,797)	(E)
Transaction bonus payments	(4,995,202)	(H)
One time signing bonus to executives	(1,400,000)	(I)
Recognition of Advent’s unrecognized share-based compensation cost	(456,085)	(P)
Elimination of AMCI retained earnings after adjustments	(191,458)	(Q)
Total	(10,537,542)	(R)

(S)
On November 20, 2020, AMCI issued a promissory note to the Sponsor in the principal amount of up to $1,000,000 as a working capital loan and borrowed $400,000 on such working capital loan. On the Business Combination the additional current liability was repaid through issuance and sale of 400,000, Working Capital Warrants at a price of $1.00 per Warrant. As a result, the cash was increased by $400,000, APIC increased by $ 1,400,000 and retained earnings decreased by $1 million (assuming the market value of $3.50 per warrant on the Business Combination date).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(AA)	Represents pro forma adjustments to operating costs:
		Year Ended December 31, 2019		Nine months ended September 30, 2020
Elimination of historical expenses related to AMCI’s office space and related support services		$(120,000)	(BB)	$(90,000)	(BB)
Total		$(120,000)	(AA)	$(90,000)	(AA)

(BB)
Represents pro forma adjustment to eliminate historical expenses related to AMCI Acquisition Corp office space and general administrative services pursuant to the Administrative Service Agreement terminated on the Business Combination.

(CC)
Represents pro forma adjustment to reflect the new compensation arrangements with five key executives of the Combined Entity (Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Technology Officer, Chief Operating Officer and General Counsel and Business Development Representative) in connection with the Business Combination based on the Employment Agreements or Term Sheets entered into on the date of the Merger Agreement, resulting in an aggregate $1,305,000 increase in the annual compensation for these executives from their previous compensation and in an aggregate $1,113,036 increase in the compensation of these executives from their compensation during the nine-month period ended September 30, 2020, which are reflected in the pro forma statements of operations.

(DD)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account:

	Year Ended December 31, 2019		Nine months ended September 30, 2020
Adjustment to eliminate investment income	(4,638,361)		(832,809)
	(4,638,361)	(DD)	(832,809)	(DD)

(EE)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24% (which is capped to the historical income tax expense incurred by AMCI).

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the merger agreement is being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the merger have been outstanding for the entire periods presented..

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Pro forma net loss	$(2,239,811)	$(3,524,610)
Basic weighted average shares outstanding	46,105,947	46,105,947
Net loss per share—basic and diluted(1)	$(0.049)	$(0.076)

(1)
For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and the private placement are converted to Class A common stock of AMCI. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.